                                                                      EXHIBIT 99

             FPA RECEIVES COURT APPROVAL ON PERMANENT DIP FINANCING

         MIAMI, FLA. - AUGUST 20, 1998 - FPA Medical Management, Inc. (OTC Bulletin Board; FPAMQ) said today that it received final approval from the Delaware Bankruptcy Court of the Company's $50 million debtor-in-possession
(DIP) financing agreement provided by a group of the Company's prepetition lenders led by BankBoston, N.A.

         "The DIP financing agreement, along with cash generated by operations, should provide adequate financial resources to fund the turnaround of our businesses necessary for the Company to emerge from Chapter 11," said FPA Chairman and Chief Executive Officer Dr. Stephen J. Dresnick.

         In other action, FPA said the court approved on Tuesday August 18 a modified order under which payors - health maintenance organizations and other pre-paid health insurance plans - are directed to continue to provide post-petition capitation and other payments directly to FPA without setoff or recoupment. Additionally, the Company has reached agreement with its bank group and the official committee of unsecured creditors on its proposed employee retention program, developed to ensure that critical employees remain with the Company during its restructuring. A hearing for approval by the Court of the program has been scheduled for September 23, 1998, after the program has been reviewed the by U.S. Trustee.

         FPA Medical Management and its subsidiaries filed a term sheet for a plan of reorganization along with petitions under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware in Wilmington on July 19, 1998. The Company is scheduled to file a disclosure statement and the reorganization plan by September 30, 1998, and a plan confirmation hearing has been scheduled for December 9, 1998.

         "FPA is continuing to move forward with its strategic plan," Dr. Dresnick said. "We have shed more than 50 facilities that are either unprofitable or fall outside FPA's core business areas. We are making excellent progress in further refining and strengthening our remaining businesses and facilities, and continuing our effort to reduce costs."

         At the August 18 hearing, the Court also approved several other motions filed by the Company to, among other things:

         - Assume executory contracts with key billing service providers regarding Sterling Healthcare Group;

         -        Reject approximately 30 unexpired real property leases;

         - Reject certain agreements with Foundation Health Systems and provide for certain transition of care issues with respect to enrollees in Arizona and California; and

         -        Obtain provider excess insurance coverage.

         FPA Medical Management, Inc. is a national physician practice management organization that organizes and manages primary care physician networks to contract with HMOs and other prepaid insurance plans to provide physician and related health care services and provides contract management support services to hospital emergency departments.

         This press release contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in this press release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the timing of, completion of and scope of the current restructuring, reorganization plan, strategic business plan, bank financing, and debt and equity market conditions and the Company's future liquidity, as well as the assumptions upon which such statements are based. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, further adverse developments with respect to the Company's liquidity position or operations of the Company's various businesses, adverse developments in the Company's efforts to renegotiate its funding and adverse developments in the bank financing or public or private markets for debt or equity securities, or adverse developments in the timing or results of the Company's current strategic business plan (including the time line to emerge from Chapter 11), the difficulty in controlling health care costs and integrating new operations, the ability of the Company to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated, the ability of the Company to return the Company's operations to profitability, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to existing certain markets and consolidating and closing certain operations, and the possible negative effects of prospective health care reform. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's Form 8-K periodic filings during 1998, Form 10-Q for the quarter ended March 31, 1998, and the Company's Form 10-K for the year ended December 31, 1997.